Exhibit 99.2

FOR IMMEDIATE RELEASE

SDCL EDGE Acquisition Corporation Announces Closing of $175,000,000 Initial Public Offering

NEW YORK, NY, November 2, 2021 — SDCL EDGE Acquisition Corporation (the “Company”) (NYSE: SEDA.U), a newly formed special purpose acquisition company, today announced the closing of its initial public offering of 17,500,000 units at a price of $10.00 per unit. Total gross proceeds from the offering were $175,000,000, before deducting underwriting discounts and commissions and other offering expenses. The units began trading on The New York Stock Exchange (“NYSE”) under the ticker symbol “SEDA.U” on October 29, 2021. Each unit consists of one Class A ordinary share and one-half of one redeemable warrant. Each whole warrant may be exercised for one Class A ordinary share at a price of $11.50 per share following the later of 30 days after the completion of the Company’s initial business combination and 12 months from the closing of the Company’s initial public offering. Once the securities comprising the units begin separate trading, the Class A ordinary shares and warrants are expected to be listed on the NYSE under the symbols “SEDA” and “SEDA WS”, respectively.

Goldman Sachs & Co. LLC and BofA Securities, Inc. are acting as joint book-running managers for this offering. The Company has granted the underwriters a 45-day option to purchase up to an additional 2,625,000 units at the initial public offering price to cover over-allotments, if any.

Copies of the final prospectus related to the initial offering by the Company may be obtained for free by visiting Edgar on the website of the Securities and Exchange Commission (“SEC”) at www.sec.gov or from Goldman Sachs & Co. LLC, 200 West Street, New York, NY 10282, Attn: Prospectus Department, by telephone at 866-471-2526, facsimile at 212-902-9316 or by emailing prospectus-ny@ny.email.gs.com or BofA Securities, Inc., NC1-004-03-43, Attn: Prospectus Department, at 200 North College Street, 3rd Floor, Charlotte, NC 28255-0001 or by email at dg.prospectus_requests@bofa.com.

A registration statement relating to the securities was filed with, and declared effective by, the SEC. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About SDCL EDGE Acquisition Corporation

SDCL EDGE Acquisition Corporation is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company intends to focus on opportunities created by the rapid shift towards energy efficient and decentralized energy solutions for a lower carbon economy and, in particular, for the built environment and transport sectors.

Forward-Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the use of proceeds from the Company’s initial public offering and the listing on NYSE of the shares and warrants underlying the units. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, general market conditions. These forward-looking statements speak only as of the date of this press release, and the Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the expectations of the Company with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the “Risk Factors section” of the prospectus related to the Company’s initial public offering.

Investor Contact:

Ned Davis

Chief Financial Officer, SDCL EDGE Acquisition Corporation

Telephone: (212) 488-5509

Email: info@sdclgroup.com

Kelly McAndrew
Financial Profiles, Inc.

Telephone: 310-622-8239

Email: kmcandrew@finprofiles.com

Moira Conlon
Financial Profiles, Inc.

Telephone: 310-622-8220

Email: mconlon@finprofiles.com